UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2018

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.07       Submission of Matters to a Vote of Security Holders

On May 8, 2018, Broadstone Net Lease, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 1, 2018, the record date for the Annual Meeting, there were 19,377,843.75 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitled its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

At the Annual Meeting, the stockholders of the Company elected each of Amy L. Tait, Christopher J. Czarnecki, Laurie A. Hawkes, David M. Jacobstein, Agha S. Khan, Thomas P. Lydon, Jr., Shekar Narasimhan, Geoffrey H. Rosenberger, and James H. Watters as directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

Additionally, the stockholders of the Company considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The final results of voting on each of the matters submitted to a vote of stockholders are as set forth below. There were no broker non-votes on any of the proposals.

Election of Directors

Two of the nominees to the Company’s board of directors, Ms. Tait and Mr. Khan, were nominated by Broadstone Asset Management, LLC (the “Asset Manager”), the Company’s asset manager, pursuant to the terms of the Second Amended and Restated Asset Management Agreement by and among the Company, Broadstone Net Lease, LLC, and the Asset Manager. Pursuant to the Voting Agreement and Irrevocable Proxy contained in the Company’s subscription agreement for shares of Common Stock, each of the Company’s stockholders has designated officers of the Company to vote their shares of Common Stock in favor of the election of the Asset Manager’s two director nominees. With respect to the remaining seven director nominees, the officer holding the proxies solicited in connection with the Annual Meeting voted the shares as designated on the proxy, or if no such designation is made, in favor of the election of the nominees.

At the Annual Meeting, each of the nine director nominees was elected, by the vote indicated below, to serve as a director until the Company’s annual meeting of stockholders to be held in 2019, or until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Against	Abstained
Amy L. Tait*	19,377,843.75	—	—
Christopher J. Czarnecki	10,069,379.40	12,164.79	153,497.21
Laurie A. Hawkes	10,064,510.65	14,957.47	155,573.28
David M. Jacobstein	10,042,579.66	14,957.47	177,504.27
Agha S. Khan*	19,377,843.75	—	—
Thomas P. Lydon, Jr.	10,045,915.34	14,957.47	174,168.59
Shekar Narasimhan	10,045,800.18	11,736.95	177,504.27
Geoffrey H. Rosenberger	10,064,621.79	3,954.83	166,464.78
James H. Watters	10,046,655.86	3,472.22	184,913.32

* Votes cast pursuant to Voting Agreement and Irrevocable Proxy as discussed above.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018

At the Annual meeting, holders of Common Stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth below:

Votes For	10,067,221.55
Votes Against	38,314.32
Abstained	129,505.53

No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: May 9, 2018